Exhibit 4.1

NUMBER

[#]

SEE RESTRICTIVE LEGEND ON REVERSE SIDE HEREOF

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

[---]

TRIPBORN, INC.

TOTAL AUTHORIZED ISSUE 210,000,000 SHARES

200,000,000 SHARES PAR VALUE $.0001 EACH
COMMON STOCK

10,000,000 SHARES PAR VALUE $.0001 EACH
PREFERRED STOCK

This Certifies That ______________________________

is the Owner of *************************[------------------ (   )]****************************** *Shares of fully paid and non-assessable Shares of Common Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers this _____ day of____________________.*

____________, SECRETARY

_______________, PRESIDENT

The securities represented hereby may not be offered for sale, sold, pledged, hypothecated or otherwise transferred except pursuant to (1) an effective registration statement with respect to such securities under the Securities Act of 1933, as amended, and in compliance with any applicable state securities laws; or (2) an opinion of counsel in form satisfactory to the Corporation that the proposed transfer is exempt from the registration requirements of said Act and is in compliance with any applicable state securities laws.